Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-209497

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

INBIT CORP.

5,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Inbit Corp. and no public market currently exists for the securities being offered. We are registering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Viktor Zeziulia, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Zeziulia will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Inbit Corp. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. For us to cease being a “shell company” we must have more than nominal operations and more than nominal assets or assets which do not consist solely of cash or cash equivalents.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 5 THROUGH 12 BEFORE BUYING ANY SHARES OF INBIT CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED APRIL 28, 2016

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	17
DESCRIPTION OF BUSINESS	24
LEGAL PROCEEDINGS	27
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	27
EXECUTIVE COMPENSATION	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
PLAN OF DISTRIBUTION	31
DESCRIPTION OF SECURITIES	33
INDEMNIFICATION	34
INTERESTS OF NAMED EXPERTS AND COUNSEL	35
EXPERTS	35
AVAILABLE INFORMATION	35
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	35
INDEX TO THE FINANCIAL STATEMENTS	35

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “INBIT CORP.” REFERS TO INBIT CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

INBIT CORP.

Inbit Corp. was incorporated in Nevada on September 30, 2014. We are development stage company and intend to commence operations in the business of software development. We plan to offer customizable cloud-based data storage service for small and medium-sized enterprises working with large amounts of data. We intend to adjust the internal cloud storage system, maintenance the system, provide the security service of the cloud storage, server’s support. We see our main objective as facilitating data processing, accessing and protecting from any sorts of takeover attempts.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $42,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate substantial revenue in the first 12 months after completion our offering or ever generate any additional revenue.

Being a development stage company, we have very limited operating history. If we do not generate any additional revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Av. Amazonas N41-125 Y Isla Baltra, Quito, Ecuador. Our phone number is 702-899-0259.

From inception (September 30, 2014) until the date of this filing, we have had limited operating activities. Our financial statements for the three months ended March 31, 2016, reports $2,000 of revenue and a net loss of $3,535. Our independent registered public accounting firm has issued an audit opinion for Inbit Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and developed business-model of our company. On February 29, 2016 we signed the Service Agreement with CasaIndaCara, LLC. As a result of this agreement, we received $2,000 of revenue. On March 28, 2016 have signed the second Software Development and Maintenance Agreement with “Banda Achee Group, LLC”. The price of the agreement is $2,500. Also, on March 20, 2016 we signed the “Commission Sales Agreement” with “Gasefunt Aloe & Partners”, an independent contractor.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $42,000, our business may fail. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:	Inbit Corp.

Securities Being Offered:	5,000,000 shares of common stock.

Price Per Share:	$0.02

Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	If 10% of the shares sold - $10,000 If 50% of the shares sold - $50,000 If 75% of the shares sold - $75,000 If 100% of the shares sold - $100,000

Securities Issued and Outstanding:

There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Viktor Zeziulia.

If we are successful at selling all the shares in this offering, we will have 10,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $8,000.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from September 30, 2014 (Inception) to March 31, 2016, and should be read in conjunction with our unaudited financial statements, including the notes to those financial statements.

Financial Summary

	March 31, 2016 ($) (Unudited)	December 31, 2015 ($) (Audited)	December 31, 2014 ($) (Audited)

Cash	2,266	50	0
Total Assets	4,366	50	0
Total Liabilities	3,926	1,075	325
Total Stockholder’s Equity (Deficit)	440	(1,025)	(325)

Statement of Operations

For the three months ended March 31, 2016($) (Unaudited)

Total Expenses	5,535
Net Loss for the Period	(3,535)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of March 31, 2016, we had cash in the amount of $2,266 and liabilities of $3,926. The current rate at which we use funds in our operations is approximately $833 a month. The minimum period of time we will be able to conduct planned operations using currently available capital resources is approximately six months. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $42,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Viktor Zeziulia, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Zeziulia has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any additional revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on September 30, 2014 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

 WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have no experience in the marketing of software development and software maintenance services business specifically providing cloud-based software, and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our business will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche of softaware development and software maintenance services is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful softaware development and software maintenance businesses operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Zeziulia, our sole officer and director, will own more than 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Zeziulia may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders. We do not have policies in place regarding the manner in which our management will resolve the types of conflicts of interest that described in this risk factor. However, we will resolve any conflict through mutual consultation and negotiations.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Viktor Zeziulia for all of our operations. The loss of Mr. Zeziulia would have a substantial negative effect on our company and may cause our business to fail. Mr. Zeziulia has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Zeziulia’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Viktor Zeziulia, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Viktor Zeziulia, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR EXECUTIVE OFFICERS DO NOT RESIDE IN THE UNITED STATES. THE U.S. STOCKHOLDERS WOULD FACE DIFFICULTY IN EFFECTING SERVICE OF PROCESS AGAINST OUR OFFICERS.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in:

effecting service of process within the United States on our officers;

enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;

enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and

bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on September 30, 2014, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $42,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, MR. ZEZIULIA DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Zeziulia does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Inbit Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Viktor Zeziulia, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Zeziulia’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 10,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

BECAUSE WE ARE A SHELL COMPANY, YOU WILL NOT BE ABLE TO RESELL YOUR SHARES IN CERTAIN CIRCUMSTANCES, WHICH COULD HINDER THE RESALE OF YOUR SHARES.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i), which will potentially reduce liquidity of our securities. Another implications of us being a shell company are enhanced reporting requirements imposed on shell companies and that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 10%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 10% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Description	Fees $	Fees $	Fees $	Fees $

Gross proceeds	10,000	50,000	75,000	100,000
Offering expenses	8,000	8,000	8,000	8,000
Net proceeds	2,000	42,000	67,000	92,000

SEC reporting and compliance	2,000	10,000	10,000	10,000
Office Establishment	-	2,000	3,000	4,000
Acquiring Assets	-	12,000	20,000	25,000
Software Development	-	5,000	8,000	12,000
Website Development	-	3,000	4,000	5,000
Marketing	-	5,000	12,000	21,000
Staff Recruiting	-	5,000	10,000	15,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Viktor Zeziulia, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Zeziulia’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Zeziulia will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Zeziulia. Mr. Zeziulia will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of March 31, 2016, Total Stockholders' Equity was $440. On January 6, 2016 we sold 5,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $5,000.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 10,000,000 shares to be outstanding will be $92,440 or approximately $0.0092 per share. The net tangible book value per share prior to the offering is $0.00009. The net tangible book value of the shares held by our existing stockholders will increase $0.0091 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0092 per share.

After completion of this offering, if 5,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $100,000 or $0.02 per share. Our existing stockholder will own 50% of the total number of shares then outstanding, for which he has made contributions of cash totalling $5,000 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 3,750,000 shares are sold, the net tangible book value of the 8,750,000 shares to be outstanding will be $67,440, or approximately $0.0077 per share. The net tangible book value per share prior to the offering is $0.00009. The net tangible book value of the shares held by our existing stockholders will increase $0.0076 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0077 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.02 per share. Our existing stockholder will own approximately 57.14% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 2,500,000 shares are sold, the net tangible book value of the 7,500,000 shares to be outstanding will be $42,440 or approximately $0.0057 per share. The net tangible book value per share prior to the offering is $0.00009. The net tangible book value of the shares held by our existing stockholders will increase $0.0056 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0057 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.02 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or $0.001 per share.

If 10% of the Shares Are Sold

Upon completion of this offering, in the event 500,000 shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $2,440 or approximately $0.0004 per share. The net tangible book value per share prior to the offering is $0.00009. The net tangible book value of the shares held by our existing stockholders will increase $0.0003 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0004 per share.

After completion of this offering investors in the offering will own approximately 9.09% of the total number of shares then outstanding for which they will have made cash investment of $10,000, or $0.02 per share. Our existing stockholder will own approximately 90.91% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.00009
Potential gain to existing shareholder	$100,000
Net tangible book value per share after offering	$0.0092
Increase to present stockholders in net tangible book value per share after offering	$0.0091
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of 100% of shares	10,000,000
Percentage of ownership after offering	50%

Existing Stockholder if 75% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.00009
Potential gain to existing shareholder	$75,000
Net tangible book value per share after offering	$0.0077
Increase to present stockholders in net tangible book value per share after offering	$0.0076
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of 75% of shares	8,750,000
Percentage of ownership after offering	57.14%

Existing Stockholder if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.00009
Potential gain to existing shareholder	$50,000
Net tangible book value per share after offering	$0.0057
Increase to present stockholders in net tangible book value per share after offering	$0.0056
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of 50% of shares	7,500,000
Percentage of ownership after offering	66.67%

Existing Stockholder if 10% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.00009
Potential gain to existing shareholder	$10,000
Net tangible book value per share after offering	$0.0004
Increase to present stockholders in net tangible book value per share after offering	$0.0003
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of 10% of shares	5,500,000
Percentage of ownership after offering	90.91%

Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.02
Dilution per share	$0.0108
Capital contributions	$100,000
Number of shares after offering held by public investors	5,000,000
Percentage of capital contributions by existing shareholder	4.76%
Percentage of capital contributions by new investors	95.24%
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0123
Capital contributions	$75,000
Percentage of capital contributions by existing shareholder	6.25%
Percentage of capital contributions by new investors	93.75%
Number of shares after offering held by public investors	3,750,000
Percentage of ownership after offering	42.86%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0143
Capital contributions	$50,000
Percentage of capital contributions by existing shareholder	9.09%
Percentage of capital contributions by new investors	90.91%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	33.33%

Purchasers of Shares in this Offering if 10% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0196
Capital contributions	$10,000
Percentage of capital contributions by existing shareholder	33.33%
Percentage of capital contributions by new investors	66.67%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	9.09%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

·

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

·

provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

·

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

·

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

·

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $2,266 as of March 31, 2016. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Viktor Zeziulia, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of March 31, 2016, Mr. Zeziulia has advanced to us $3,926. Mr. Zeziulia, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $42,000 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at Av. Amazonas N41-125 Y Isla Baltra, Quito, Ecuador. Our phone number is 702-899-0259.

We are a development stage company and we have generated $2,000 of revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated sufficient revenues and insignificant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on September 30, 2014. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated any sufficient revenue and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

We plan to offer customizable cloud-based data storage service for small and medium-sized enterprises working with large amounts of data. We intend to adjust the internal cloud storage system, maintenance the system, provide the security service of the cloud storage, server’s support.ъ

We intend to spend money on research and development when our business plan is complete in order to develop our business. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. If we are unable to obtain minimum funding of approximately $42,000 (If 50% of the shares sold), our business may fail.

Our plan of operations following the completion is as follows:

Office Establishment (1st-2d months)

$2,000-$4,000

We plan to buy two laptops, a printer, a phone, stationery, and basic furniture. We also need to organize place for our server.  We plan that it will cost at least $2,000 to set up office and obtain the necessary equipment and stationery to continue operations. If more than 50% of shares are sold, the office can be equipped with additional PCs, individual printers, and additional furniture. The cost of the office to be fully equipped with data server is planed up to $4,000 (if 100% shares are sold).

Acquiring Assets (1st-3th months)

$12,000-$25,000

In order to provide our services in their entirety the company plan to buy at least:

- rented server to store data (Intel Xeon E5-2430 v2 2.20GHz, 15M Cache, 6 Cores, 12 Threads/ 16 GB RAM/1x 2TB SATA HDD/ 10 TB Bandwidth/1000 Mbps), which will approximately cost $160 per month.

If our company manages to attract so many customers that it will exceed the capacity of the server - it will result in more spending on new servers.

- PC, Mac or Linux terminals for coders and IT engineers to build and maintain the data cloud.

- coding software to build core of the cloud and the cross-platform application;

- server software to maintain all cloud services;

- antivirus software for the servers;

- renting a place or a room to store servers.

If 50% of shares are sold, the company will use rented servers in order to use decent software and computer terminals. In case, the demand on our services is rather positive and over than 75% of the shares sold, the company is likely to obtain servers to stay independent from any third parties. The cost of these purchase at the minimum rate is estimated as $20,000.

Depending on shares sold the company, solely by the director, will decide upon the number of servers to be bought. Incase 100% shares is sold - the company will obtain the number of servers with larger capacity to provide promised services and to keep some storage free for the needs of upcoming customers.

Software Development (1st-12th months)

$5,000-$12,000

The estimated cost of this step is influenced by the amount of work to be done, and by the complexity of it. In case if only 50% of shares are sold, our main efforts will be put to design and develop the data cloud and a mobile a cross-platform application to it, which is our main service. Great effort is about to be put in making our services invulnerable to hackers attacks. To accomplish this step of high importance we will have to hire specialists in cyber security. So most of the funds will be allotted on attaining efficiency and proper security of the cloud storage. Keeping this in mind, the company will have to cut expenses on the website and use a landing page instead. In case if over 75% of shares are sold or first revenue made, the company is likely to employ a full-featured website and start working on add-ons, like the mail client for the cloud.

As soon as 100% shares will be sold, the company will hire more IT engineers, coders, and technicians to work on the cloud development, website maintenance, and servers maintenance to carry out our services as flawless as possible.

Website Development (3d-5th months)

$3,000-$5,000

To support our customers and to provide them with information regarding our services, we expect to develop a website and a mobile application with the features of the full website. We plan to order the development of both website and the application in a software company. Depending on the complexity of design and the features of the website and the application we expect the expenditure to be minimum $5,000. Upon launching the website we will need a professional to maintain the website and the application, which will result in further expenditures.

Marketing (5th-12th months)

$5,000-$21,000

We plan to spend for the SEO (Search Engines Optimization) is about to cost at least $2,000 for several months. To be noticed by the public we think of paying for the advertisement in AppStore, GooglePlay, Windows Shop where our mobile client is expected to be advertized. We expect it to cost at least $3,000 for an extended period of time. To attract wider range of customers from those application stores, we keep in mind to offer a free trial period with all features unlocked for the clients to see all the potential of the cloud service. Once the works on developing the cloud are completed, we may supplement our campaign with direct mailing to our potential clients, or calling them. We believe that advertising on social platforms such as LinkedIn, Facebook, Instagram, and Twitter will catch customer’s attention. For this, at least 75% of the shares need to be sold, as we expect the cost to be equal to $12,000. So, to effectively carry out the full plan of our marketing campaign we need to have 100% shares sold.

Staff Recruiting (9th-12th months)

$5,000-$15,000

Skillful workforce is required to maintain servers, cloud storage and successful operations of our applications within the networks of our clients. This means hiring IT engineers, coders, technicians and specialists in cyber security to protect clients data, monitor any vulnerabilities of the cloud, prevent any attempts to hack or hijack our client’s data in any ways possible. If only 50% of shares appear to be sold, the company will likely to hire the third party company to develop the core of the data cloud, and the mobile application for two most popular platforms - iOS and Android. The estimated cost is equal to $5,000. To perform installing, tweaking the cloud software within the corporate networks as well as maintaining the cloud and monitoring the company’s servers, we expect to hire at least one freelance technician. Upon selling at least 75% of shares we might be able to hire freelance coders to work under our name, more technicians and IT engineers. Selling 100% shares will let us to recruit a full team of skillful specialists.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

	If 10% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Description	Fees $	Fees $	Fees $	Fees $

Gross proceeds	10,000	50,000	75,000	100,000
Offering expenses	8,000	8,000	8,000	8,000
Net proceeds	2,000	42,000	67,000	92,000
SEC reporting and compliance	2,000	10,000	10,000	10,000
Office Establishment	-	2,000	3,000	4,000
Acquiring Assets	-	12,000	20,000	25,000
Software Development	-	5,000	8,000	12,000
Website Development	-	3,000	4,000	5,000
Marketing	-	5,000	12,000	21,000
Staff Recruiting	-	5,000	10,000	15,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have not generated sufficient revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on September 30, 2014 to December 31, 2014 compared to fiscal year ended December 31, 2015.

Our net loss for the fiscal year ended December 31, 2015 was $700 compared to a net loss of $325 during the fiscal year ended December 31, 2014. During fiscal year ended December 31, 2015, the Company has not generated any revenue.

During the period we incorporated the company, prepared a business plan. Our accumulated loss since inception is $1025.

We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

LIQUIDITY AND CAPITAL RESOURCES

Fiscal year eneded December 31, 2015 and December 31, 2014.

As of December 31, 2015, our total assets were $50 comprised of cash and cash equivalents of $50 and our total liabilities were $1,075 comprised of loan from our director.

As of December 31, 2014, our total assets were $0 comprised of cash and cash equivalents of $0. Stockholders’ deficit increased from $325 as of December 31, 2014 to $1,025 as of December 31, 2015.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the fiscal year ended December 31, 2015, net cash flows used in operating activities was $(700) consisting of a net loss of $(700). For the fiscal year ended December 31, 2014, net cash flows used in operating activities were $(325) consisting of a net loss of $(325). Net cash flows used in operating activities was $(1,025) for the period from inception September 30, 2014 to December 31, 2015.

Cash Flows from Financing Activities

We have financed our operations primarily from our sole officer’s loan. For the fiscal year ended December 31, 2015, net cash from financing activities was $750. For the fiscal year ended December 31, 2014, net cash from financing activities was $325.  For the period from inception (September 30, 2014) to December 31, 2015, net cash provided by financing activities was $1,075 consisting $1,075 in loan from a director.

For the Three Months Ended March 31, 2016

As of March 31, 2016, our total assets were $4,366 and cash equivalents of $2,266 and our total liabilities were $3,926 comprised of loan from our director.

On February 29, 2016 we signed the Service Agreement with CasaIndaCara, LLC. As a result of this agreement, we received $2,000 of revenue. We have developed our business plan, developed and tested our business-model and have been looking for the potential clients.

The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 5,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $5,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Viktor Zeziulia, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Zeziulia has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Zeziulia’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $42,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $42,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

We intend that our main objective as facilitating data processing, accessing and protecting from any sorts of takeover attempts. We plan that our potential clients will be provided with properly tweaked customizable cloud-based data storage service. Alongside with adjustment of the internal cloud storage system, our company plans to take care for proper maintenance, security of the cloud storage, servers functioning properly, as well as adjusting or maintaining any other equipment provided for rent by the company. As the result of our future growth we may change, upgrade, and add services taking into consideration the demand and the feedback.

Our principal office address is located at Av. Amazonas N41-125 Y Isla Baltra, Quito, Ecuador. Our telephone number is 702-899-0259. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have not earned sufficient revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

Main Concept

The specialization of our company is providing an internal cloud based storage for small enterprises, tweaked for the client's needs and their own purposes. Alongside with the cloud storage, customers might require additional software, namely: application for the mobile devices for the employees to ease their access to the cloud. So the employees will be remotely able to save, retrieve, edit, or check upon any data needed, as well as monitor who and/ or when made the last changes to the files or other data. Clients are not limited to chose how much additional services they will get. To sum up, the main services to be provided are:

a) a protected cloud storage to be used as a repository of any data;

b) a secure chat built into the mobile and browser application for the employees to interact or share information instantly;

c) a built-in encrypted mail client to protect workers from spam and provide distraction-free environment;

as well as many other smaller features that will make working experience smooth and enjoyable. During the development of our business we expect to analyze our customer’s feedback to provide them with new add-ons or plugins to make their workflow more productive.

Every client to apply for the services will be provided with its own well encrypted cloud storage on combination of pay per user and pay per service basis. For the purpose of customer’s comfort we think of selling our services by packages to which we are going to refer as bundles. Before the clients decide which bundle fits their needs, we offer free trial period of a month with all the features unlocked. By the end of it the clients will be able to conclude which of the features are not required by their enterprise.

Regular bundle (regular package) includes free-to-pay cloud storage space of 15Gb on pay per user basis. Five users have access to the cloud gratis. Up to 10 more users - every next user pays $20 a month. Up to 20 more users - $15 a user per month. Exceeding this - $10 per user a month.

Efficient bundle (extended package) adds a mail agent embedded in internal Cloud workspace and applications for mobile devices and web to access the data cloud remotely, not from the internal company network. These features are provided on pay per installation basis.

Superefficient bundle (premium package) adds to the previous two a messaging application embedded with both the cloud workspace and the mobile application. This bundle includes the price of network and equipment maintenance as well as a few smart add-ons, e.g invoice application. The prices of the services both combined in bundles or delivered separately will be determined accordingly to the prices on the market to the date.

In case the volume of the storage is insufficient, the customer might be able to buy additional space on monthly or yearly base. To make the working experience enjoyable the cloud storage will have its own client program for PC, Mac, iOS and Android platforms.

None of the storages of different companies will be connected or related in any way, thus preventing data leaks or unauthorized access to corporate information.

Clients

As we aim at medium and small business, we keep in mind the features of our services that the mentioned businesses might require to meet their needs.

Our potential clients are those who have to work with a great deal of the information and keeping track of multiple sorts of data in big archives, e.g. analytical agencies, business consulting agencies, accountant offices, law companies, insurance agencies, even media production agencies, or start-ups (with team members working remotely).

They not only keep the information but also track and monitor any changes in it, or they change it themselves. It often happens that amount of the information to be processed or stored, sent or transmitted exceeds the capacity of regular computers and mobile devices, thus making it impossible to send with regular mail or carry in the memory of any device. We plan to provide them at least basic services of ours.

Marketing and advertising

The ones who are involved in small or medium business and the ones who show their interest in cloud services (any online and remote manipulations with data) are likely to fall into first group of our target audience. To make our advertisements targeted more precisely we intend to apply for the services of Google Adwords, Yandex Direct and similar services of other web engines. This step is expected to promote the company and bring it to the leading positions in the searching queries of engines such as Google, Bing and other similar ones.  There are two other steps to be done simultaneously. First, to be noticed by the public we think of paying for the advertisement in AppStore, GooglePlay, Windows Shop where our mobile client is expected to be advertized. Second, to attract wider range of customers from those application stores, we keep in mind to offer a free trial period with all features unlocked for the clients to see all the potential of the cloud service. Once the works on developing the cloud are completed, we may supplement our campaign with direct mailing to our potential clients, or calling them. We plan to use advertising on social platforms such as LinkedIn, Facebook, Instagram, and Twitter will catch customer’s attention.

Competition

There are a lot of companies which provide the same service, some of them are huge corporations with well-established names. We plan to sell our service to small and medium sized business to be close to our potential clients and sayisfiy their business equirements. Cloud service with additional features is sure to provide a small company better experience in data processing. Data being accessible easily from any part of the world, makes working experience consistent, without any interruption. Once data is in the cloud, a manager can check anything they need within a click, thus letting the employees work without being distracted from the process. Another positive advantage is that employees not only share data, they also can collaborate remotely using additional services, e.g embedded chat or email client. What we see as our main advantage over similar cloud service is our concern of the security of data stored. As our business is about to develop we will keep on enhancing our competitive strategy.

Revenue

To keep business on-going and to make it profitable we plan to make most of our revenues providing pay per user basis. Other revenues are about to be made on providing additional gigabytes of storage space, on selling packages, and additional services offered by our company (network maintenance and software tweaking) or designed specifically for the needs of a particular client. As the business develops we might offer more services or find other ways in order to make additional revenues.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Viktor Zeziulia, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our business office is located at Av. Amazonas N41-125 Y Isla Baltra, Quito, Ecuador. This is the office provided by our President and Director, Viktor Zeziulia. Our phone number is 702-899-0259.  We do not pay any rent to Mr. Zeziulia and there is no agreement to pay any rent in the future. Our telephone number is 702-899-0259.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Viktor Zeziulia Av. Amazonas N41-125 Y Isla Baltra, Quito, Ecuador	23	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Viktor Zeziulia has acted as our President, Treasurer, Secretary and sole Director since we incorporated on September 30, 2014. Mr. Zeziulia owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Zeziulia was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Mr. Zeziulia graduated from Central University of Ecuador, Faculty of Informatics in 2015. Since 2010 till 2014 he worked as software developer for LLC “EcSoleoSoft” (Quito, Ecuador). Since 2011 he has been working as the freelance software developer as well. We believe that Mr. Zeziulia’s specific experience, qualifications and skills will enable to develop our business.

During the past ten years, Mr. Zeziulia has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Zeziulia was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Zeziulia’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Viktor Zeziulia, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on September 30, 2014 until March 31, 2016:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)

Viktor Zeziulia, President, Secretary and Treasurer	September 30, 2014 to March 31, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Mr. Zeziulia currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (September 30, 2014) to March 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Viktor Zeziulia	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Viktor Zeziulia will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Zeziulia’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Zeziulia, directly or indirectly, from the Company.

On January 6, 2016, we issued a total of 5,000,000 shares of restricted common stock to Viktor Zeziulia, our sole officer and director in consideration of $5,000. Further, Mr. Zeziulia has advanced funds to us. As of March 31, 2016, Mr. Zeziulia has advanced to us $3,926. Mr. Zeziulia will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Zeziulia. Mr. Zeziulia will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate substantial revenues from our operations. The obligation to Mr. Zeziulia does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Zeziulia or the repayment of the funds to Mr. Zeziulia. The entire transaction was oral. We have a verbal agreement with Mr. Zeziulia that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 11, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class

Common Stock	Viktor Zeziulia Av. Amazonas N41-125 Y Isla Baltra, Quito, Ecuador	5,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of February 11, 2016, there were 5,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company”, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i).Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Mr. Zeziulia, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Zeziulia will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Inbit Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of February 11, 2016, there were 5,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Viktor Zeziulia owns all 5,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Inbit Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Gillespie & Associates, PLLC, our independent registered public accounting firm, has audited and reviewed our unaudited financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Gillespie & Associates, PLLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

The Mintz Fraade Law Firm, Р.С. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is December 31, 2015. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Gillespie & Associates, PLLC.

Our financial statements from inception to December 31, 2015, immediately follow:

GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Inbit Corp.

We have audited the accompanying balance sheets of Inbit Corp. as of December 31, 2015 and 2014 and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2015 and for the period from September 30, 2014 (inception) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, subject to the condition noted in the following paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Inbit Corp. as of December 31, 2015 and 2014 and the results of its operations and cash flows for the year ended December 31, 2015 and for the period from September 30, 2014 (inception) through December 31, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ GILLESPIE & ASSOCIATES, PLLC

Seattle, Washington

February 2, 2016

INBIT CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

(AUDITED)

	December 31, 2015	December 31, 2014
ASSETS
Current Assets
Cash	$50	$0
Total current assets	50	0

Total Assets	$50	$0

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Loan from related parties	$1,075	$325
Total current liabilities	1,075	325

Total Liabilities	1,075	325

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
0 shares issued and outstanding at December 31, 2015 and 2014 respectively	-	-
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(1,025)	(325)
Total Stockholders’ Equity (Deficit)	(1,025)	(325)

Total Liabilities and Stockholders’ Equity (Deficit)	$50	$0

The accompanying notes are an integral part of these financial statements.

INBIT CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(AUDITED)

	Year ended December 31, 2015	For the period from Inception (September 30, 2014) to December 31, 2014
Operating expenses
General and administrative expenses	$700	$325
Net loss from operations	(700)	(325)
Loss before taxes	(700)	(325)

Provision for taxes	-	-

Net loss	$(700)	$(325)

Loss per common share:
Basic and Diluted	$- *	$- *

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	- *	- *

* No shares of common stock issued and outstanding during this period

The accompanying notes are an integral part of these financial statements.

INBIT CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THE PERIOD FROM INCEPTION (SEPTEMBER 30, 2014) to DECEMBER 31, 2015

(AUDITED)

	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total

Balances at September 30, 2014, Inception	-	$-	$-	$-	$-

Net loss for the period	-	-	-	(325)	(325)

Balances as of December 31, 2014	-	-	-	(325)	(325)

Net loss for the year	-	-	-	(700)	(700)

Balances as of December 31, 2015	-	$-	$-	$(1,025)	$(1,025)

The accompanying notes are an integral part of these financial statements.

INBIT CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(AUDITED)

	Year ended December 31, 2015	For the period from Inception (September 30, 2014) to December 31, 2014
Operating Activities
Net loss	$(700)	$(325)
Net cash used in operating activities	(700)	(325)

Financing Activities
Proceeds from sale of common stock	-	-
Proceeds from loan from shareholder	750	325
Net cash provided by financing activities	750	325

Net increase in cash and equivalents	50	0
Cash and equivalents at beginning of the period	0	-

Cash and equivalents at end of the period	$50	$0

Supplemental cash flow information:

Cash paid for:
Interest	$-	$-
Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

INBIT CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND THE PERIOD FROM INCEPTION (SEPTEMBER 30, 2014) TO DECEMBER 31, 2014

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

INBIT CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on September 30, 2014.

The Company intends to develop cloud-based software for small and medium sized business. The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

The Company has adopted December 31 fiscal year end.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of December 31, 2015 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (September 30, 2014) to December 31, 2015 of $1,025. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At December 31, 2015 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Subsequent Events

The Company has evaluated all transactions from December 31, 2015 through the financial statement issuance date for subsequent event disclosure consideration. On January 6, 2016, the Company issued 5,000,000 shares of its common stock at $0.001 per share for total proceeds of $5,000.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since September 30, 2014 (Inception) through December 31, 2015, the Company’s sole officer and director loaned the Company $1,075 to pay for incorporation costs and operating expenses.  As of December 31, 2015, the amount outstanding was $1,075. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 – INCOME TAX

As of December 31, 2015 the Company had net operating loss carry forwards of $1,025 that may be available to reduce future years’ taxable income through 2035. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Balance Sheets – As of December 31, 2015 and March 31, 2016.	F-8

Statements of Operations – For the Three Months Ended March 31, 2016 and for the Three Months ended March 31, 2015.	F-9

Statements of Cash Flows – For the Three Months Ended March 31, 2016 and for the Three Months ended March 31, 2015.	F-10

Notes to Financial Statements	F-12

F-1

INBIT CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	MARCH 31, 2016 (Unaudited)	DECEMBER 31, 2015 (Audited)
ASSETS
Current Assets
Cash	$ 2,266	$ 50

Equipment, net depreciation	2,100	-

Total Assets	$ 4,366	$ 50

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Loan from related parties	$ 3,926	$ 1,075
Total current liabilities	3,926	1,075

Total Liabilities	3,926	1,075

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
5,000,000 shares issued and outstanding at March 31, 2016 and 0 shares issued and outstanding at December 31, 2015 respectively	5,000	-
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(4,560)	(1,025)
Total Stockholders’ Equity (Deficit)	440	(1,025)

Total Liabilities and Stockholders’ Equity (Deficit)	$ 4,366	$ 50

The accompanying notes are an integral part of these financial statements.

INBIT CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (UNAUDITED)
	Three Months ended March 31, 2016	Three Months ended March 31, 2015
Revenue	$ 2,000	$ -

Operating expenses
General and administrative expenses	5,535	0
Net loss from operations	(3,535)	0
Loss before taxes	(3,535)	0

Provision for taxes	-	-

Net loss	$ (3,535)	$ 0

Loss per common share: Basic and Diluted	$ (0.00)	$ -*

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	4,725,274	-*

*No shares of common stock issued and outstanding during this period

The accompanying notes are an integral part of these financial statements.

INBIT CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three Months ended March 31, 2016	Three Months ended March 31, 2015
Operating Activities
Net loss	$ (3,535)	$ 0
Net cash used in operating activities	(3,535)	0
Investing Activities
Computer	$ (2,100)	-
Net cash used in operating activities	(2,100)	-
Financing Activities
Proceeds from sale of common stock	5,000	-
Proceeds from loan from shareholder	2,851	-
Net cash provided by financing activities	7,851	-
Net increase in cash and equivalents	2,216	0
Cash and equivalents at beginning of the period	50	-
Cash and equivalents at end of the period	$ 2,266	$ 0
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

INBIT CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND MARCH 31, 2015

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

INBIT CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on September 30, 2014.

The Company intends to develop cloud-based software for small and medium sized business. The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan. The location of the business operations is Quito, Republic of Ecuador and our headquarter is located at Av. Amazonas N41-125 Y Isla Baltra, Quito, Ecuador.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of March 31, 2016 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (September 30, 2014) to March 31, 2016 of $4,560. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. The accompanying unaudited condensed financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the period shown and are not necessarily indicative of the results to be expected for the full year ending  December 31, 2016. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2015.

The Company has adopted December 31 fiscal year end.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At March 31, 2016 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Property and Equipment and Depreciation Policy

Property and equipment are stated at cost and depreciated on the straight line method over the estimated life of the asset, which is 3 years.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

 On January 6, 2016, the Company issued 5,000,000 shares of its common stock at $0.001 per share for total proceeds of $5,000.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since September 30, 2014 (Inception) through March 31, 2016, the Company’s sole officer and director loaned the Company $3,926 to pay for incorporation costs and operating expenses.  As of March 31, 2016, the amount outstanding was $3,926. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 – INCOME TAX

As of March 31, 2016 the Company had net operating loss carry forwards of $4,560 that may be available to reduce future years’ taxable income through 2036. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from March 31, 2016 through the date the financial statements were available to be issued, April 16, 2016, and has determined that there are no items to disclose.

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

INBIT CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

II-1